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                                                                   Exhibit 23(b)



                                        March 28, 1994



The Board of Directors
Santa Fe Pacific Corporation



We hereby consent to the references to our firm in Santa Fe Pacific Corporation's 1993 Annual Report to shareholders on Form 10-K which Annual Report is incorporated by reference in the Prospectuses constituting part of (i) the Registration Statement on Form S-3 (No. 33-51436), (ii) the Registration Statements on Form S-8 (No. 33-12072; 33-26814; 33-33413; 33-41409; 33-60628;
and 33-68208), and (iii) the Post-Effective Amendment 1-D on Form S-8 to the Registration Statement on Form S-14 (No. 2-87755) of Santa Fe Pacific Corporation.


                                        PINCOCK, ALLEN & HOLT


                                        By:  /s/ GEORGE ARMBRUST
                                             ----------------------------------
                                             George Armbrust
                                             Manager, Geological Services